Exhibit 99.3

Citigroup Inc.
Japanese Yen Bonds—7th Series (2002)

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Japanese Yen
3.	Nominal Amount:	11,000,000,000 Yen
4.	Specified Denominations:	100,000,000 Yen
5.	Issue Date:	December 9, 2002
6.	Issue Price:	100% of the Nominal Amount
7.	Maturity Date:	December 10, 2012
8.	Interest Basis:	Fixed rate of interest from, and including, the Issue Date to, but excluding, the Maturity Date.
9.	Status of the Notes:	Senior
10.	Listing:	None
11.	Form of Bonds:	Bearer
PROVISIONS RELATING TO INTEREST
12.	Fixed Rate Note Provisions:	Applicable
	Rate of Interest:	1.43% per annum, payable semi-annually in arrears
	(i) Interest Payment Dates:	June 9 and December 9 in each year, except that the Interest Payment Date in December 2012 will be the Maturity Date (long last coupon).
	(ii) Day Count Fraction:	30/360 (equal semi-annual payments); Actual/365 in the event of any period of less than a full semi-annual period
	(iii) Business Days:	Tokyo
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount:	Par
14.	Early Redemption Amount:	Par plus accrued interest payable on event of default. In the event of redemption for taxation reasons, the percentage of par specified below plus accrued interest is payable:

Redemption Date:

December 10, 2006 to December 9, 2007

December 10, 2007 to December 9, 2008

December 10, 2008 to December 9, 2009

December 10, 2009 to December 9, 2010

December 10, 2010 to December 9, 2011

December 10, 2011 and thereafter

Redemption Percentage: 101.25% 101.00% 100.75% 100.50% 100.25% 100.00%
DISTRIBUTION
15.	TEFRA:	D Rules applicable